Exhibit 10.1

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”), dated as of September 25, 2018, is made and entered into by and between WR Operating LLC, a Delaware limited liability company (“Seller”), and Northern Oil and Gas, Inc., a Delaware corporation (“Purchaser”), for the purposes of amending in certain respects that Purchase and Sale Agreement, dated as of July 27, 2018 (the “Purchase Agreement”), to which Purchaser and Seller are parties.

AGREEMENTS

Section 1.    Defined Terms. Each capitalized term defined in the Purchase Agreement, but not defined in this Amendment, shall have the meaning ascribed to such term in the Purchase Agreement, as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to the Purchase Agreement.

Section 2.    Amendments. The Purchase Agreement shall be amended effective as of the date hereof in the manner provided in this Section 2.

(a)    Section 3.1(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(a)    Initial Consideration. The purchase price for the Assets shall be (i) $100,000,000 (the “Cash Consideration”), adjusted as provided in Section 3.2, (ii) $17,083,333.62 (the “Additional Cash Consideration”) and (iii) 51,476,961 shares of Purchaser Common Stock (the “Stock Consideration”; and together with the Cash Consideration, the Additional Cash Consideration and Additional Consideration, as adjusted, the “Purchase Price”).

(b)    Section 10.1(a) of the Purchase Agreement is hereby amended by replacing the words “sixty (60)” with “sixty-six (66)”.

(c)    Section 10.5 is hereby added to the Purchase Agreement to read in its entirely as follows:

Section 10.5    Additional Cash Consideration. Provided that the Closing occurs, the Additional Cash Consideration shall be paid by Purchaser to Seller by wire transfer of immediately available funds on the later of (a) the Closing Date or (b) October 11, 2018.

(d)    Schedule 3.1(c) to the Purchase Agreement is hereby amended and restated in its entirety to conform to Schedule 3.1(c) attached hereto

Section 3.    Confirmation and Effect. The provisions of the Purchase Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment. Each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

Section 4.    Miscellaneous. The miscellaneous provisions in Article 13 of the Purchase Agreement are hereby incorporated herein by reference and shall apply to this Amendment (to the extent applicable) as if restated herein in their entirety.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been signed by each of the parties hereto as of the date first above written.

PURCHASER:

NORTHERN OIL AND GAS, INC.

By:	/s/ Erik Romslo
Name:	Erik Romslo
Title:	EVP, General Counsel

SELLER:

WR OPERATING LLC

By:	/s/ John R. Wunderlick
Name:	John R. Wunderlick
Title:	Chief Executive Officer

Schedule 3.1(c)

Stock Consideration

Reference Month[1]	Unrestricted Shares	Reference Price
November 2018	4,894,938	$3.49
January 2019	4,894,938	$3.49
February 2019	4,758,589	$3.59
March 2019	4,758,589	$3.59
April 2019	4,758,589	$3.59
May 2019	4,629,630	$3.69
June 2019	4,629,630	$3.69
July 2019	4,629,630	$3.69
August 2019	4,507,476	$3.79
September 2019	4,507,476	$3.79
October 2019	4,507,476	$3.79

1 – The month of December 2018 is intentionally omitted.